                                                                   EXHIBIT 10.26


                              CITY NATIONAL BANK

                           Special Assets Department
                        606 S. Olive Street, 20th Floor
                        Los Angeles, California  90014
                                (213) 347-2526
                                 June 19, 1997

VIA FACSIMILE

Uni-Star Industries, Inc.
306 Pasadena Avenue
South Pasadena, CA  91030
Attention:  Ernest Hartland, President

     RE: ACCOUNTS RECEIVABLE LOAN AGREEMENT, BY AND BETWEEN UNI-STAR INDUSTRIES, INC. ("BORROWER") AND CITY NATIONAL BANK ("CNB"), DATED AS OF AUGUST 30, 1995, AS AMENDED ("CREDIT AGREEMENT") AND TERM LOANS 24426 AND 96802 (COLLECTIVELY, THE "NOTES")

Dear Mr. Hartland:

     In connection with the proposed sale by Borrower of the assets and some of the liabilities of Connector Industries of America, Johnny Blanchard requested that CNB release its lien on the assets of Connector Industries of America. CNB hereby agrees to release its security interest in one CNC Traub machine and all of the assets of Connector Industries of America upon payment to CNB of $920,161.21, on June 20, 1997, to be applied as follows:


           Obligation             Principal     Interest      Total

            Notes 24426          $ 62,000.08   $  353.75    $ 62,353.83
            Note   96802         $421,875.00   $2,402.94    $424,277.94
            Credit Agreement     $433,529.44   $       0    $433,529.44
            Total                $920,161.21


Additionally, such release is conditioned upon your concurrent agreement to the following modifications of the Notes and Credit Agreement, as amended. In consideration of CNB's agreement to release assets and continue to forebear, Borrower hereby agrees to all of the following:

1.   The Revolving Credit Commitment will be reduced by $400,000 to $1,500,000.

The Borrowing Base will be modified as follows:

A) i) Seventy percent (70%) of Eligible Accounts from the closing date of the sale of Connector Industries to 8/31/97. The foregoing percentage is conditioned upon the maintenance of the existing dilution rate of no more than eight percent (8%) as provided in Section 9.1.11.

In no event shall the Borrowing Base exceed the Revolving Credit Commitment. The terms, Revolving Credit Commitment, Eligible Accounts and Dilution Rate (except as amended in the prior paragraph) are defined in the Credit Agreement.

2. All principal and interest outstanding under the Notes will be repaid in full on or before the closing date of the sale of Connector Industries of America. Amounts repaid under the Notes will not be available for re-borrowing.
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3.   RELEASE.  Borrower intends and agrees that this Agreement will be effective as a full, final and general release of and from all matters covered herein. In furtherance thereof, Borrower acknowledges that Borrower is familiar with, and that Borrower's attorney of record, if any, has advised Borrower of, California Civil Code (S)1542, which provides as follows:


              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of execution of the release, which if known by him must have materially affected his settlement with the debtor.


     Borrower expressly waives and releases any right or benefit which Borrower has or may in the future have under California Civil Code (S)1542 to the fullest extent that such rights or benefits may be lawfully waived and released. Further, Borrower acknowledges that Borrower may hereafter discover facts different from or in addition to those facts now known or believed by Borrower to be true with respect to any or all of the matters covered by this Agreement, and agrees that this Agreement will nevertheless be binding and remain in full and complete force and effect.


     Please be advised that CNB reserves all of its rights and remedies with respect to (a) all currently existing Events of Default, and (b) all Events of Default that arise after the date of this letter or due to any material adverse change in the business, operations or conditions, financial or otherwise, of Borrower since the date of the last financial statements received by CNB.
Except as expressly amended herein, all of the terms and conditions of the Notes and Credit Agreement shall remain unchanged and in full force and effect. Further, nothing in this Agreement obligates CNB to extend the termination date of the Credit Agreement beyond August 31, 1997.

     Please indicate your agreement with the foregoing by signing the enclosed copy where indicated, and returning the same to my attention. Please be advised that CNB's agreement to release its security interest in the assets of Connector Industries of America shall not become effective until CNB has received a copy of this letter executed by Borrower. Capitalized terms not defined herein shall have the meaning given them in the Notes and Credit Agreement, as amended.

     In the event that Connector Industries of America is not sold, this agreement shall be non-binding between the parties.

     Please call me if you have any questions relating to this matter.
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     Very truly yours,



     Gregory J. Meis
     Vice President

AGREED TO AND ACCEPTED ON BEHALF OF
Uni-Star Industries, Inc., BY:


/s/ Ernest Hartland
__________________________
Ernest Hartland, President


/s/ Johnny J. Blanchard
________________________________________
Johnny J. Blanchard, Assistant Secretary